EXHIBIT 23A

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      We consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 for AutoInfo, Inc. of our report dated February 13, 2004 on the financial statements of AutoInfo, Inc. for the years ended December 31, 2003 and 2002, which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Registration Statement


                                 /s/ Dworken, Hillman, LaMorte & Sterczala, P.C.
                                 -----------------------------------------------
                                     Dworken, Hillman, LaMorte & Sterczala, P.C.

Shelton, Connecticut
March 30, 2004